                         SCHEDULE 14(a) - INFORMATION

          Proxy Statement Pursuant to Section 14(a) of The Securities
               Exchange Act of 1934 (Amendment No. ____________)


Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement

[ ] Confidential, for use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to 240.14a-11(c) or 240.14(a)-12


                           C&F FINANCIAL CORPORATION
               (Name of Registrant as Specified in its Charter)


       (Name of Person Filing Proxy Statement, if other than Registrant)


Payment of Filing Fee (Check the appropriate box):
 [X] No fee required
 [ ] Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     4)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined:

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form, or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration No.:

     3)  Filing Party:

     4)  Date Filed:

[LOGO]

                                                      C&F Financial Corporation
                                                      Eighth and Main Streets
                                                      P.O. Box 391
                                                      West Point, Virginia 23181


Dear Fellow Shareholders:

     You are cordially invited to attend the 2000 Annual Meeting of Shareholders of C&F Financial Corporation, the holding company for Citizens and Farmers Bank. The meeting will be held on Tuesday, April 18, 2000, at 3:30 p.m. at the Father van den Boogaard Center, 3510 King William Avenue, West Point, Virginia. The accompanying Notice and Proxy Statement describe the matters to be presented at the meeting. Enclosed is our Annual Report to Shareholders that will be reviewed at the Annual Meeting.

     Please complete, sign, date, and return the enclosed proxy card as soon as possible. Whether or not you will be able to attend the Annual Meeting, it is important that your shares be represented and your vote recorded. The proxy may be revoked at any time before it is voted at the Annual Meeting.

     We appreciate your continuing loyalty and support of Citizens and Farmers Bank and C&F Financial Corporation.

                                        Sincerely,

                                        /s/ Larry G. Dillon
                                        ----------------------
                                        Larry G. Dillon
                                        President & Chief Executive Officer


West Point, Virginia
March 20, 2000

                           C&F FINANCIAL CORPORATION
                            Eighth and Main Streets
                                 P.O. Box 391
                          West Point, Virginia 23181

        -----------------------------------------------------------------
                 NOTICE OF 2000 ANNUAL MEETING OF SHAREHOLDERS
        -----------------------------------------------------------------


                           TO BE HELD APRIL 18, 2000


     The 2000 Annual Meeting of Shareholders of C&F Financial Corporation (the "Company") will be held at the Father van den Boogaard Center, 3510 King William Avenue, West Point, Virginia, on Tuesday, April 18, 2000, at 3:30 p.m. for the following purposes:

     1. To elect two Class I directors to the Board of Directors of the Company to serve until the 2003 Annual Meeting of Shareholders, as described in the Proxy Statement accompanying this notice.

     2. To approve the Amendment of the Company's 1994 Incentive Stock Plan, the material terms of which are described in the Proxy Statement accompanying this notice.

     3. To ratify the Board of Directors' appointment of Yount, Hyde & Barbour, P.C., as the Company's independent public accountants for 2000.

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Shareholders of record at the close of business on February 18, 2000, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

                                              By Order of the Board of Directors

                                              /s/ Gari B. Sullivan
                                              --------------------
                                              Gari B. Sullivan
                                              Secretary

March 20, 2000


IMPORTANT NOTICE

     Please complete, sign, date, and return the enclosed proxy card in the accompanying postage paid envelope so that your shares will be represented at the meeting. Shareholders attending the meeting may personally vote on all matters which are considered, in which event the signed proxies are revoked.

                           C&F FINANCIAL CORPORATION
                            Eighth and Main Streets
                                 P.O. Box 391
                          West Point, Virginia 23181


                                PROXY STATEMENT
                      2000 ANNUAL MEETING OF SHAREHOLDERS
                                April 18, 2000


                                    GENERAL

     The following information is furnished in connection with the solicitation by and on behalf of the Board of Directors of the enclosed proxy to be used at the 2000 Annual Meeting of the Shareholders (the "Annual Meeting") of C&F Financial Corporation (the "Company") to be held Tuesday, April 18, 2000, at 3:30 p.m. at the Father van den Boogaard Center, 3510 King William Avenue, West Point, Virginia. The approximate mailing date of this Proxy Statement and accompanying proxy is March 20, 2000.


Revocation and Voting of Proxies

     Execution of a proxy will not affect a shareholder's right to attend the Annual Meeting and to vote in person. Any shareholder who has executed and returned a proxy may revoke it by attending the Annual Meeting and requesting to vote in person. A shareholder may also revoke his proxy at any time before it is exercised by filing a written notice with the Company or by submitting a proxy bearing a later date. Proxies will extend to, and will be voted at, any properly adjourned session of the Annual Meeting. If a shareholder specifies how the proxy is to be voted with respect to any proposals for which a choice is provided, the proxy will be voted in accordance with such specifications. If a shareholder fails to specify with respect to such proposals, the proxy will be voted FOR proposals 1, 2, and 3, as set forth in the accompanying notice and further described herein.


Voting Rights of Shareholders

     Only those shareholders of record at the close of business on February 18, 2000, are entitled to notice of and to vote at the Annual Meeting, or any adjournments thereof. The number of shares of common stock of the Company outstanding and entitled to vote at the Annual Meeting is 3,646,324. The Company has no other class of stock outstanding. A majority of the votes entitled to be cast, represented in person or by proxy, will constitute a quorum for the transaction of business. Each share of Company common stock entitles the record holder thereof to one vote upon each matter to be voted upon at the Annual Meeting.

     With regard to the election of directors, votes may be cast in favor or withheld. If a quorum is present, the nominees receiving a plurality of the votes cast at the Annual Meeting will be elected directors; therefore, votes withheld will have no effect. The approval of the Amendment of the Company's 1994 Incentive Stock Plan and the ratification of Yount, Hyde & Barbour, P.C. as the Company's independent public accountants require the affirmative vote of a majority of the shares cast on the matter. Thus, although abstentions and broker non-votes (shares held by customers which may not be voted on certain matters because the broker has not received specific instructions from the customers) are counted for purposes of determining the presence or absence of a quorum for the transaction of business, they are generally not counted for purposes of determining whether such proposals have been approved and therefore have no effect.

Solicitations of Proxies

     The cost of solicitation of proxies will be borne by the Company. Solicitations will be made only by the use of the mail, except that officers and regular employees of the Company and Citizens and Farmers Bank (the "Bank") may make solicitations of proxies by telephone, telegram, special letter, or by special call, acting without compensation other than regular compensation. It is contemplated that brokerage houses and other nominees, custodians, and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the stock held of record by such persons, and the Company will reimburse them for their charges and expenses in this connection.


Principal Holders of Capital Stock

     The following table shows the share ownership as of February 18, 2000, of the shareholders known to the Company to be the beneficial owners of more than 5% of the Company's common stock, par value $1.00 per share, which is the only voting security outstanding.


                                      Amount and Nature
Name and Address                        of Beneficial          Percent
of Beneficial Owner                     Ownership(1)          of Class
-------------------                     ------------          --------

SunTrust Banks, Inc.                     236,752(2)             6.5%
303 Peachtree Street, Suite 1500
Atlanta, Georgia 30308

-------------------------

(1) For purposes of this table, beneficial ownership has been determined in accordance with the provision of Rule 13d-3 of the Securities Exchange Act of 1934 under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he has the right to acquire beneficial ownership of the security within sixty days.


(2) Includes 169,072 shares held in a trust of which SunTrust Banks and Mr. Olsson are co-trustees.


     The following table sets forth certain information, as of February 18, 2000, about beneficial ownership of the Common Stock of the Company for each director, director nominee, certain executive officers and for all directors, director nominees, and executive officers of the Company as a group.

                                                          Number of Shares
                                                       Beneficially Owned(1)
Name                                                   as of February 18, 2000                       Percent of Class
-----                                                  -----------------------                       ----------------
Larry G. Dillon                                                  47,634(2)                                 (1.3%)
James H. Hudson III                                               4,191(4)                                     *
Sture G. Olsson                                                 175,898(3)(4)                              (4.8%)
J. P. Causey Jr.                                                 34,938(4)                                 (1.0%)
William E. O'Connell Jr.                                          4,250(4)                                     *
Thomas F. Cherry                                                  3,500(2)                                     *
Gari B. Sullivan                                                  9,451(2)                                     *
All Directors and Executive                                     279,862                                    (7.6%)
   Officers as a group (7 persons)

--------------------
* Represents less than 1% of the total outstanding shares of the Company's common stock.

(1) For purposes of this table, beneficial ownership has been determined in accordance with the provision of Rule 13d-3 of the Securities Exchange Act of 1934 under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he has the right to acquire beneficial ownership of the security within sixty days.

(2) Includes 17,500 shares, 3,300 shares, and 7,167 shares for Mr. Dillon, Mr. Cherry, and Mr. Sullivan, respectively, as to which they hold presently exercisable options. A description of such options is set forth below in greater detail in "Employee Benefit Plans - Incentive Stock Option Plan."

(3) Includes 169,072 shares held in a trust of which SunTrust Banks and Mr. Olsson are co-trustees.

(4) Includes 2,250 shares represented by presently exercisable options. A description of the plan under which these options were issued is set forth below in "Director Compensation."


                                 PROPOSAL ONE
                             ELECTION OF DIRECTORS

     The Company's Board is divided into three classes (I, II, and III) of directors. The term of office for Class I directors will expire at the Annual Meeting. Two persons named below, each of whom currently serves as a director of the Company, will be nominated to serve as Class I directors. If elected, the Class I nominees will serve until the 2003 Annual Meeting of Shareholders. The persons named in the proxy will vote for the election of the nominees named below unless authority is withheld. The Company's Board believes that the nominees will be available and able to serve as directors, but if any of these persons should not be available or able to serve, the proxies may exercise discretionary authority to vote for a substitute proposed by the Company's Board.

     Certain information concerning the nominees for election at the Annual Meeting as Class I directors is set forth below, as well as certain information about the other Class II and III directors, who will continue in office until the 2001 and 2002 Annual Meeting of Shareholders, respectively.



                                                                                    Principal
                                                Served                          Occupation During
Name (Age)                                     Since(1)                          Past Five Years
----------                                     -----                             ---------------

Class I Directors (Nominees) (Serving Until the 2003 Annual Meeting)

Larry G. Dillon (47)                            1989                         Chairman, President and
                                                                             Chief Executive Officer of the
                                                                             Company and the Bank

James H. Hudson III (51)                        1997                         Attorney-at-Law
                                                                             Hudson & Bondurant, P.C.

Class II Directors                  (Serving Until the 2001 Annual Meeting)

Sture G. Olsson (79)                            1952                         Retired; previously Chairman of
                                                                             the Board, Chesapeake Corporation

Class III Directors                 (Serving Until the 2002 Annual Meeting)

J. P. Causey Jr. (56)                           1984                         Senior Vice President, Secretary &
                                                                             General Counsel of Chesapeake
                                                                             Corporation

William E. O'Connell Jr. (62)                   1994                         Chessie Professor of Business,
                                                                             The College of William and Mary

(1) Refers to the year in which the director was first elected to the Board of Directors of the Bank.

     The Board of Directors of the Bank consists of the five members of the Company's Board listed above as well as P. L. Harrell, Joshua H. Lawson, Bryan
E. McKernon, Reginald H. Nelson IV, Paul C. Robinson, and Thomas B. Whitmore Jr.

     The Board of Directors is not aware of any family relationship between any director or person nominated by the Company to become director; nor is the Board of Directors aware of any involvement in legal proceedings which are material to any impairment of the ability or integrity of any director or person nominated to become a director. Unless authority for the nominees is withheld, the shares represented by the enclosed proxy card, if executed and returned, will be voted FOR the election of the nominees proposed by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE DIRECTORS NOMINATED TO SERVE AS CLASS I DIRECTORS.

Board Committees and Attendance

     During 1999, there were eight meetings of the Board of Directors of the Company and fourteen meetings of the Board of Directors of the Bank. With the exception of Mr. Olsson, each director attended at least 75% of all meetings of the boards and committees on which he served. The Board of Directors of the Company has Capital Plan and Nominating Committees and the Board of Directors of the Bank has Executive, Compensation, and Audit Committees.

     Members of the Capital Plan Committee are Messrs. Causey, Dillon, Hudson, and O'Connell. The Capital Plan Committee reviews capital related matters and submits proposals or recommendations to the Board of Directors. The Capital Plan Committee did not meet during 1999.

     Members of the Nominating Committee are Messrs. Causey, Dillon, Hudson, and O'Connell. The Nominating Committee reviews, on an as-needed basis, the qualifications of candidates for membership to the Board. The Nominating Committee did not meet during 1999.

     Members of the Executive Committee are Messrs. Causey, Dillon, Hudson, O'Connell, and Olsson. The Executive Committee reviews various matters and submits proposals or recommendations to the Board of Directors. The Executive Committee met once during 1999.

     Members of the Compensation Committee are Messrs. Causey, Harrell, Hudson, and Whitmore. The Compensation Committee recommends the level of compensation of each officer of the Bank, the granting of stock options and other employee remuneration plans to the Board of Directors. The Compensation Committee met four times during 1999.

     Members of the Audit Committee are Messrs. Causey, Lawson, and Robinson. The Audit Committee reviews and approves various audit functions including the year-end audit performed by the Company's independent public accountants. The Audit Committee met twice during 1999.


Directors' Compensation

     Each of the directors of the Company is also a director of the Bank. Non-employee members of the Board of Directors of the Bank receive an annual retainer of $2,500, payable quarterly, with a base meeting fee of $300 per day for Company or Bank meetings and a fee of $100 for each secondary meeting of the Company, Bank, or any committees thereof held on the same day as a meeting for which the base meeting fee is paid.

     In addition to cash compensation, non-employee members of the Board of Directors of the Bank participate in the Non-Employee Directors' Stock Compensation Plan. Under this plan, directors are granted the option to purchase the Company's common stock at a price equal to the fair market value of the stock at the date of grant. Options are exercisable six months after the date of grant and expire ten years from the date of grant.

On May 1, 1999, all non-employee members of the Board of Directors were granted 1,250 options at a price of $19.00 per share.


Interest of Management in Certain Transactions

     As of December 31, 1999, the total maximum extensions of credit (including used and unused lines of credit) to policy-making officers, directors, and their associates amounted to $3,222,072, or 8.6%, of total year-end capital. The maximum aggregate amount of such indebtedness during 1999 was $1,233,888, or 3.5%, of total year-end capital. These loans were made in the ordinary course of the Bank's business, on the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with others, and do not involve more than the normal risks of collectibility or present other unfavorable features. The Bank expects to have in the future similar banking transactions with officers, directors, and their associates.

     The firm of Thrift Insurance Corporation serves as the local agent for the Fidelity and Deposit Company of Maryland. Mr. Lawson, a director of the Bank, is the majority owner of Thrift Insurance Corporation. The Bank maintains its various insurance policies including its blanket bond coverage, directors and officers liability coverage, and building and equipment coverage through Fidelity and Deposit Company of Maryland. All premiums are negotiated directly with representatives of Fidelity and Deposit Company of Maryland. During 1999, the Bank paid premiums totaling $60,256 to Thrift Insurance Corporation, as agent, for the insurance coverage maintained by the Bank.

     During 1999, the Company and the Bank and its subsidiaries utilized the legal services of the law firm of Hudson and Bondurant, P.C., of which James H. Hudson III is a partner. The amount of fees paid to Hudson and Bondurant, P.C. did not exceed 5% of the firm's gross revenue.


Executive Compensation

     Summary of Cash and Certain Other Compensations. The following table shows the cash compensation paid to Mr. Dillon, President and Chief Executive Officer of the Company, Thomas F. Cherry, Senior Vice President and Chief Financial Officer of the Company, and Gari B. Sullivan, Senior Vice President and Secretary of the Company, during 1999, 1998, and 1997. During 1999, no other executive officer of the Company received compensation in excess of $100,000.


                                                 SUMMARY COMPENSATION TABLE

                                                                                      Long-Term
                                          Annual Compensation                       Compensation
                          ------------------------------------------------------    ------------
                                                                                                               All
Name and                                                         Other Annual                                 Other
Principal Position         Year      Salary      Bonus(1)       Compensation(2)      Options(3)          Compensation(4)
------------------         ----      ------      -----          ------------         -------             ------------

Larry G. Dillon            1999     $152,500       $50,000             -                3,500               $22,736
   President/Chief         1998      140,000        50,000             -                3,500                22,842
   Executive Officer       1997      120,000        40,000             -                3,200                19,118

Thomas F. Cherry           1999       89,000        20,000             -                2,500                10,410
   Senior Vice             1998       77,500        15,000             -                2,500                 9,010
   President/CFO           1997       70,000        10,000             -                1,600                 5,681

Gari B. Sullivan           1999       87,500        13,000             -                2,000                29,812
   Senior Vice             1998       85,500        12,000             -                1,500                28,619
   President/Secretary     1997       82,500        15,000             -                1,100                27,911

------------------

(1) All bonuses were paid under the Management Incentive Bonus Plan, which is described below in "Employee Benefit Plans."

(2) The amount of compensation in the form of perquisites or other personal benefits properly categorized in this column according to the disclosure rules adopted by the Commission did not exceed the lesser of either $50,000, or 10% of the total annual salary and bonus reported in each of the three years reported for Mr. Dillon, Mr. Cherry, and Mr. Sullivan, and therefore, is not required to be reported.

(3) 1999 options were granted at an exercise price of $17.00 per share, 1998 options were granted at an exercise price of $18.625 per share; 1997 options were granted at an exercise price of $12.50 per share.

(4)  $8,000, $8,667, and $6,966, were paid to Mr. Dillon, $5,210, $4,501, and
     $3,871 were paid to Mr. Cherry, and $4,975, $5,102, and $5,028 were paid to Mr. Sullivan under the Bank's Profit-Sharing Plan for 1999, 1998, and 1997, respectively. $6,736, $5,454, and $5,383, were paid to Mr. Dillon and $19,861, $18,334, and $17,800 were paid to Mr. Sullivan under the Bank's Split-Dollar Insurance Program for 1999, 1998, and 1997, respectively. $8,000, $8,721, and $6,769 were paid to Mr. Dillon, $5,200, $4,509, and
     $1,810 were paid to Mr. Cherry, and $4,975, $5,183, and $5,083 were paid to Mr. Sullivan under the Bank's 401(k) Plan for 1999, 1998, and 1997, respectively. All three plans are described below in "Employee Benefit Plans."

     Stock Options and SAR. The following table shows all grants of options to Messrs. Dillon, Cherry, and Sullivan in 1999:

                                            Option/SAR Grants in Last Fiscal Year
                                                                                             Potential Realizable Value
                                                                                               at Assumed Annual Rates
                                                                                             of Stock Price Appreciation
                                       Individual Grants                                           for Option Term
                    -----------------------------------------------------------------              ---------------

                                          % of Total
                                        Options  Granted    Exercise or
                        Options         to Employees in     Base Price       Expiration           5%           10%
Name                Granted (#) (1)       Fiscal Year         ($/Sh)            Date              ($)          ($)
----                ---------------       -----------         ------            ----              ---          ---
Larry G. Dillon          3,500                6.59%           $17.00          12/15/09         37,419.24     94,827.67
Thomas F. Cherry         2,500                4.71%           $17.00          12/15/09         26,728.03     67,734.05
Gari B. Sullivan         2,000                3.77%           $17.00          12/15/09         21,224.20     54,187.24
------------------

(1)  Vesting is as follows: 100% on December 21, 2004.

     Option/SAR Exercises and Holdings. The following table shows stock options exercised by Messrs. Dillon, Cherry, and Sullivan in 1999:


                      Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Options/SAR Values

                                                                                                Value of Unexercised
                                                                 Number of Unexercised              In-the-Money
                                                                      Options at                     Options at
                            Shares                               December 31, 1999 (#)          December 31, 1999($)
                          Acquired on            Value               Exercisable/                   Exercisable/
Name                     Exercise (#)        Realized ($)            Unexercisable                  Unexercisable
----                     ------------        ------------            -------------                  -------------

Larry G. Dillon              2,400              42,600                  17,500/                       117,394/
                                                                         3,400                          5,368
Thomas F. Cherry              --                  --                    3,300/                         15,785/
                                                                         4,700                          2,778
Gari B. Sullivan             3,000              55,625                  7,167/                         44,460/
                                                                         3,733                          3,640

Change in Control Agreements

     The Company has entered into "change in control agreements" with Mr. Dillon and Mr. Cherry. The agreement for Mr. Dillon provides certain payments and benefits in the event of a termination of his employment by the Company without "cause," or by Mr. Dillon for "good reason," during the period beginning on the occurrence of a "change in control" (as defined) of the Company and ending sixty-one days after the second anniversary of the change in control date. In such event, Mr. Dillon would be entitled (i) to receive in 12 consecutive quarterly installments, or in a lump sum, two and one-half times the sum of his highest aggregate annual base salary during the 24 month period preceding the change in control date and his highest aggregate annual bonus for the three fiscal years preceding the change in control date; (ii) for a period of three years following termination, to receive continuing health insurance, life insurance, split-dollar insurance, and similar benefits under the Company's welfare benefit plans and to have the three year period credited as service towards completion of any service requirement for retiree coverage under the Company's welfare benefit plans; and (iii) if Mr. Dillon requests within one year after his termination to have the Company acquire his residence for its appraised fair market value.

     The agreement for Mr. Cherry provides certain payments and benefits in the event of a termination of his employment by the Company without "cause," or by Mr. Cherry for "good reason," during the period beginning on the occurrence of a "change in control" (as defined) of the Company and ending sixty-one days after the first anniversary of the change in control date. In such event, Mr. Cherry would be entitled (i) to receive in 4 consecutive quarterly installments, or in a lump sum, the sum of his highest aggregate annual base salary during the 24 month period preceding the change in control date and his highest aggregate annual bonus for the three fiscal years preceding the change in control date; and (ii) for a period of one year following termination, to receive continuing health insurance, life insurance, and similar benefits under the Company's welfare benefits plans and to have the one year period credited as service towards completion of any service requirement for retiree coverage under the Company's welfare benefit plans.

     During the term of the agreements following a change in control, Mr. Dillon or Mr. Cherry may voluntarily terminate his employment and become entitled to these payments and benefits under certain circumstances. These circumstances include, but are not limited to, a material adverse change in his position, authority, or responsibilities, or a reduction in his rate of annual base salary, benefits (including incentives, bonuses, stock compensation, and retirement and welfare plan coverage), or other perquisites as in effect immediately prior to the change in control date.

     Payments and benefits provided under the agreements will be reduced, if and to the extent necessary, so that Mr. Dillon and Mr. Cherry will not be subject to a federal excise tax on, and the Company will not be denied an income tax deduction on account of having made, excess parachute payments.


Employee Benefit Plans

     Management Incentive Bonus Plan. The Bank adopted a Management Incentive Bonus Plan (the "Bonus Plan") effective January 1, 1987. The Bonus Plan is offered to selected members of management. The bonus is derived from a pool of funds determined by the Bank's total performance relative to (1) prescribed growth rates of assets and deposits, (2) return on average assets, and (3) absolute level of net income. Attainment, in whole or in part, of these goals dictates the amount set aside in the pool of funds. Evaluation of attainment and approval of the pool amount is done by the Board of Directors of the Bank. Payment of the bonus is based on individual performance and paid in cash as a percentage of the respective individual's base salary. Expense is accrued in the year of the specified bonus performance.

     Other than the Bonus Plan (above), the Incentive Stock Option Plan (detailed below), and the Split-Dollar Insurance Program (detailed below), there are no personal benefits provided to principal officers and directors which are not provided to all other full-time employees.

     Profit-Sharing/401(k) Plan. The Bank maintains a Defined Contribution "Profit-Sharing" Plan sponsored by the Virginia Bankers Association. The plan was amended effective January 1, 1997, to include a 401(k) savings provision, which authorizes a maximum voluntary salary deferral of up to 15% of compensation (with a partial company match), subject to statutory limitations. The profit-sharing arrangement provides for an annual discretionary contribution to the account of each eligible employee based in part on the Bank's profitability for a given year, and on each participant's yearly earnings. All full-time employees who have attained the age of 18 and have at least three months of service are eligible to participate. Contributions and earnings may be invested in various investment vehicles offered through the Virginia Bankers Association. Contributions and earnings are tax-deferred. An employee is 20% vested after three years of service, 40% vested after four years, 60% after five years, 80% after six years, and fully vested after seven years.

     Retirement Plan. The Bank has a Non-Contributory Defined Benefit Retirement Plan (the "Retirement Plan") covering substantially all employees who have reached the age of 21 and have been fully employed for at least one year. The Retirement Plan provides participants with retirement benefits related to salary and years of credited service. Employees become vested after five plan years of service, and the normal retirement date is the plan anniversary date nearest the employee's 65th birthday. The Retirement Plan does not cover directors who are not active officers. The amount expensed for the Retirement Plan during the year ended December 31, 1999, was $162,324.

     The following table shows the estimated annual retirement benefits payable to employees in the average annual salary and years of service classifications set forth below assuming retirement at the normal retirement age of 65.

     Consecutive Five-Year                                             Years of Credited Service
       Average Salary                    15                20                  25                 30                  35
---------------------------          ----------        ----------          ----------         ----------          ------

        $   25,000                    $   4,688        $   6,250           $   7,813           $   8,750        $   9,688
            40,000                        8,288           11,050              13,813              15,575           17,338
            55,000                       12,788           17,050              21,313              24,200           27,088
            75,000                       18,788           25,050              31,313              35,700           40,088
           100,000                       26,288           35,050              43,813              50,075           56,338
           125,000                       33,788           45,050              56,313              64,450           72,588
           150,000                       41,288           55,050              68,813              78,825           88,838
           160,000                       44,288           59,050              73,813              84,575           95,338

     Benefits under the Retirement Plan are based on a straight life annuity assuming full benefit at age 65, no offsets, and covered compensation of $33,000 for a person age 65 in 1999. Compensation is currently limited to $160,000 by the Internal Revenue Code. The estimated annual benefit payable under the Retirement Plan upon retirement is $85,177, $49,289, and $23,043 for Messrs. Dillon, Cherry, and Sullivan, respectively, credited with 40 years of service for Messrs. Dillon and Cherry and 15 years of service for Mr. Sullivan. Benefits are estimated on the basis that they will continue to receive, until age 65, covered salary in the same amount paid in 1999.

     Split-Dollar Insurance Plan. In addition to a group life insurance plan that is available to all full-time employees, the Bank has provided a Split-Dollar Insurance Program to selected members of management. The insurance benefit under this program is equal to five times an officer's annual salary in effect at the time the officer is enrolled in the program. The Bank recovers its cost from each participant at retirement or from the proceeds of the policy if the participant dies before reaching retirement age.

     Incentive Stock Option Plan. The company adopted the 1994 Incentive Stock Option Plan (the "Incentive Plan") effective May 1, 1994. The Incentive Plan makes available up to 200,000 shares of common stock for awards to key employees of the Company and its subsidiaries in the form of stock options, stock appreciation rights, and restricted stock (collectively, "Awards"). The purpose of the Incentive Plan is to promote the success of the Company and its subsidiaries by providing incentives to key employees that will promote the identification of their personal interests with the long-term financial success of the Company and with growth in shareholder value. The Incentive Plan is designed to provide flexibility to the Company in its ability to motivate, attract, and retain the services of key employees upon whose judgment, interest, and special effort the successful conduct of its operation is largely dependent.

     Under the terms of the Incentive Plan, the Compensation Committee of the Board of Directors of the Bank (the "Committee") administers the Incentive Plan. The Committee has the power to determine the key employees to whom Awards shall be made.

     Each Award under the Incentive Plan will be made pursuant to a written agreement between the Company and the recipient of the Award (the "Agreement"). In administering the Incentive Plan, the Committee will have the authority to determine the terms and conditions upon which Awards may be made and exercised, to determine terms and provisions of each Agreement, to construe and interpret the Incentive Plan and the Agreements, to establish, amend, or waive rules or regulations for the Incentive Plan's administration, to accelerate the exercisability of any Award, the end of any performance period, or termination of any period of restriction, and to make all other determinations and take all other actions necessary or advisable for the administration of the Incentive Plan.

     The Board may terminate, amend, or modify the Incentive Plan from time to time in any respect without shareholder approval, unless the particular amendment or modification requires shareholder approval under the Internal Revenue Code of 1986, as amended (the "Code"), the rules and regulations under
Section 16 of the Securities Exchange Act of 1934 or pursuant to any other applicable laws, rules, or regulations.

     The Board of Directors of the Company has approved the Amendment of the 1994 Incentive Stock Plan subject to shareholder approval. See "Approval of the Amendment of the 1994 Incentive Stock Plan."

Compensation Committee Report on Executive Compensation

     The Compensation Committee (the "Committee"), which is composed of non-employee Directors of the Company and the Bank listed below, recommends to the Board of Directors of the Bank (the "Board") the annual salary levels and any bonuses to be paid to the Bank's executive officers. The Committee also makes recommendations to the Board regarding the issuance of stock options and other compensation related matters.

     Currently, the individuals serving as Chief Executive Officer and executive officers of the Company also serve in the same capacities, respectively, for the Bank. These officers are presently compensated for services rendered by them to the Bank, but not for services rendered by them to the Company.

     The primary objective of the Bank's executive compensation program is to attract and retain highly skilled and motivated executive officers who will manage the Bank in a manner to promote its growth and profitability and advance the interest of the Company's shareholders. As such, the compensation program is designed to provide levels of compensation which are reflective of both the individual's and the organization's performance in achieving the organization's goals and objectives, both financial and non-financial, and in helping to build value for the Company's shareholders. Based on its evaluation of these factors, the Committee believes that the executive officers are dedicated to achieving significant improvements in long-term financial performance and that the compensation plans the Committee has implemented and administered have contributed to achieving this management focus.

     The principal elements of the Bank's compensation program include base annual salary, short-term incentive compensation under the Bank's Management Incentive Bonus Plan, and long-term incentives through the grants of stock options under the 1994 Incentive Stock Option Plan.

     In considering compensation for the Chief Executive Officer and the other executive officers, the Committee relied on compensation surveys and an evaluation of the officers' level of responsibility and performance. In 1998, the Committee used the following compensation surveys to assist in developing its recommendation on compensation for 1999: the SNL Executive Compensation Review; the Sheshunoff Bank Executive and Director Compensation Survey; and the Virginia Bankers Association's Salary Survey of Virginia Banks. The Committee believes that these are relevant and appropriate indicators of compensation paid by the Bank's competitors. The Committee received an evaluation by the Chief Executive Officer of the performance of the executive officers (other than the Chief Executive Officer) during 1998. The Committee evaluated the performance of the Chief Executive Officer based on the financial performance of the Company and the Bank, achievements in implementing the Bank's long-term strategy, and the personal observations of the Chief Executive Officer's performance by the members of the Committee. No particular weight was given to any particular aspects of the performance of the Chief Executive Officer, but his performance in 1998 was evaluated as outstanding, with the Company and the Bank achieving record earnings and significant progress being made on the Bank's long-term strategy.

     Based on the salary surveys and the performance evaluations, the Committee generally set base annual salaries for the Chief Executive Officer and the other executive officers in the median range of salaries contained in the various surveys for comparable positions.

     The Committee also reviewed each executive officer's performance and responsibility to assess the payment of short-term incentive compensation. The Committee uses the compensation surveys and takes into consideration the performance of the Bank relative to its peer group, taking into consideration profit growth, asset growth, return on equity, and return on assets. No particular weight is given to each of these elements. The cash bonuses were given based upon the role of such officers in the growth and profitability of the Bank in 1999.

     Each year, the Committee also considers the desirability of granting long-term incentive awards under the Company's 1994 Incentive Stock Option Plan. The Committee believes that grants of options focus the Bank's senior management on building profitability and shareholder value. The Committee notes in particular its view that stock option grants afford a desirable long-term compensation method because they closely ally the interest of management with shareholder value. In fixing the grants of stock options with the senior management group, other than the Chief Executive Officer, the Committee reviewed with the Chief Executive Officer recommended individual awards, taking into account the respective scope of accountability and contributions of each member of the senior management group. The award to the Chief Executive Officer was fixed separately and was based, among other things, on the review of competitive compensation data from selected peer companies and information on his total compensation as well as the Committee's perception of his past and expected future contributions to the Company's achievement of its long-term goals.

                             Compensation Committee

                           J. P. Causey Jr. - Chairman
                                 P. Loy Harrell
                               James H. Hudson III
                             Thomas B. Whitmore Jr.


Compensation Committee Interlocks and Insider Participation

     During 1999 and up to the present time, there were transactions between the Company's banking subsidiary and certain members of the Compensation Committee, or their associates, all consisting of extensions of credit by the Bank in the ordinary course of business. Each transaction was made on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with the general public. In the opinion of management, none of the transactions involved more than the normal risk of collectibility or present other unfavorable features.

     None of the members of the Compensation Committee has served as an officer or employee of the Company or any of its affiliates. No director may serve as a member of the Committee if he is eligible to participate in the Incentive Plan or was at any time within one year prior to his appointment to the Committee eligible to participate in the Incentive Plan.

Performance Graph

     The following graph compares the yearly cumulative total shareholder return on the Company's common stock with (1) the yearly cumulative total shareholder return on stocks included in the NASDAQ stock index and (2) the yearly cumulative total shareholder return on stocks included in the Independent Bank Index prepared by the Carson Medlin Company. The Independent Bank Index is the compilation of the total return to shareholders over the past 5 years of a group of twenty-three independent community banks located in the southeastern states of Alabama, Florida, Georgia, North Carolina, South Carolina, Tennessee, Virginia, and West Virginia.

     There can be no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph below.


                                    [GRAPH]

                                1994   1995   1996   1997   1998   1999
                                ----   ----   ----   ----   ----   ----
C&F FINANCIAL CORPORATION        100    103     97    139    205    192
INDEPENDENT BANK INDEX           100    122    155    235    246    222
NASDAQ INDEX                     100    141    174    213    300    542

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act requires directors, executive officers, and 10% beneficial owners of the Company's common stock to file reports concerning their ownership of common stock. The Company believes that its officers and directors complied with all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 during 1999.


                                  PROPOSAL TWO
                            APPROVAL OF THE AMENDMENT
                        OF THE 1994 INCENTIVE STOCK PLAN

     The Board of Directors proposes that the Company's shareholders approve an amendment to the 1994 Incentive Stock Plan (the "Incentive Plan"). The Incentive Plan was originally approved by the shareholders at the 1994 annual meeting. The amendment of the Incentive Plan, which the Company's shareholders are being asked to approve (the "Amendment'), was adopted by the Board of Directors on February 15, 2000, subject to the approval of the Company's shareholders.

Proposed Amendment

     The proposed Amendment amends Section 4.1 of the Incentive Plan to increase the number of shares of the Company's Common Stock available for Awards under the Incentive Plan from 200,000 to 500,000.

     The Board of Directors believes that amending the Incentive Plan will provide the Company a tool to incent those employees who are in a position to contribute materially to the success of the Company and its subsidiaries. The Board of Directors also believes that the Incentive Plan, as amended, will benefit the Company by (i) assisting it in recruiting and retaining officers and key employees with ability and initiative, (ii) providing greater incentives for officers and key employees, and (iii) associating the interests of officers and key employees with those of the Company and its shareholders through opportunities for increased stock ownership.

     The following paragraphs summarize the principal features of the Incentive Plan, as amended. Such summary is subject, in all respects, to the terms of the Incentive Plan and the Amendment, which are incorporated herein by reference. The Company will provide promptly, upon request and without charge, a copy of the full text of the Incentive Plan and the Amendment to any person to whom a copy of this proxy statement is delivered. Requests should be directed to: Chief Financial Officer, C&F Financial Corporation, Eighth and Main Streets, West Point, Virginia 23181.

Summary of the Incentive Plan, as Amended

Administration

     Under the terms of the Incentive Plan, the Compensation Committee of the Board of Directors of the Bank (the "Committee") administers the Incentive Plan. No director may serve as a member of the Committee if he is eligible to participate in the Incentive Plan or was at any time within one year prior to his appointment to the Committee eligible to participate in the Incentive Plan. The Committee will have the power to determine the key employees to whom Awards shall be made.

     Each Award under the Incentive Plan will be made pursuant to a written agreement between the company and the recipient of the Award (the "Agreement"). In administering the Incentive Plan, the Committee will have the authority to determine the terms and conditions upon which Awards may be made and exercised, to determine terms and provisions of each Agreement, to construe and interpret the Incentive Plan and the Agreements, to establish, amend, or waive rules or regulations for the Incentive Plan's administration, to accelerate the exercisability of any Award, the end of any performance period or termination of any period of restriction, and to make all other determinations and take all other actions necessary or advisable for the administration of the Incentive Plan.

     The members of the Committee and the employee directors will be indemnified by the Company against the reasonable expenses incurred by them, including attorney's fees, in the defense of any action, suit, or proceeding, or any appeal therein to which they may be a party by reasons of any action taken or failure to act under the Incentive Plan.

     Subject to the terms, conditions, and limitations of the Incentive Plan, the Committee may modify, extend, or renew outstanding Awards, or, if authorized by the Board of Directors, accept the surrender of outstanding Awards and authorize new Awards in substitution therefore, including Awards with lower exercise prices or longer terms than the surrendered Awards. The Board may terminate, amend, or modify the Incentive Plan from time to time in any respect without shareholder approval, unless the particular amendment or modification requires shareholder approval under the Internal Revenue Code of 1986, as amended (the "Code"), the rules and regulations under Section 16 of the Securities Exchange Act (the "Exchange Act"), under the rules and regulations of the exchange or system on which the Common Stock is listed or pursuant to any other applicable laws, rules, or regulations.

     The Incentive Plan will expire on April 30, 2004, unless sooner terminated by the Board.

Eligibility

     All employees of the Company and its subsidiaries who are deemed to be key employees ("Key Employees") by the Company are eligible for Awards under the Incentive Plan. Key Employees include officers or other employees of the Company and its subsidiaries who, in the opinion of the Committee, can contribute significantly to the growth and profitability of, or perform services of major importance to, the Company and its subsidiaries. Directors who are not also officers or employees of the Company or its subsidiaries are not eligible for Awards under the Incentive Plan.

     Awards granted under the Incentive Plan may not be assigned, transferred, pledged or otherwise encumbered by a participant, other than by will or the laws of descent and distribution. Awards may be exercised during the recipient's lifetime only by the recipient or, in the case of disability, by the recipient's legal representative. Such Awards also are not exercisable until at least six months after the grant of the Award. Subject to other applicable restrictions, shares granted as Restricted Stock may not be transferred or sold until at least six months after the grant of the Award.

     The number of employees who may be eligible for Awards under the Incentive Plan is approximately 50 (including those persons named in the summary compensation table), and the nature and extent of their participation, the benefits or amounts to be received by each of them and any consideration to be received by the Company for granting or awarding such benefits will be determined by the Committee. Unless specified below in the description of the particular Awards available under the Incentive Plan or in the Incentive Plan itself, the prices, expiration dates, consideration to be received by the Company, and the other terms of each Agreement shall be determined by the Committee.

Options

     The Incentive Plan authorizes the grant of incentive stock options within the meaning of Section 422 of the Code ("ISOs") and non-qualified stock options ("NQSOs") (collectively, "Options"). The Option terms applicable to such Options will be determined by the Committee, but no Option will be exercisable in any event until at least six months after its grant (except in cases of death or disability) or after ten years from its grant and the exercise price for an Option may not be less than 100% of the Common Stock's fair market value at the date the Option is awarded. All Options granted, as ISOs shall comply with all applicable provisions of the Code and all other applicable rules and regulations governing ISOs. All other Option terms will be determined by the Committee in its sole discretion.

Tandem SARS

     The incentive Plan authorizes the grant of stock appreciation rights granted in tandem with Options ("Tandem SARs").

     A Tandem SAR may be exercised with respect to all or part of the shares subject to the related Option, and entitles the holder, upon exercise, to receive, without any payment to the Company (other than required withholding amounts), cash or Common Stock or a combination thereof equivalent in value to the excess of the fair market value on the exercise date of the shares of Common Stock represented by the Tandem SAR over the option exercise price of the related Option.

     A Tandem SAR may be exercised only when the current value of the Tandem SAR exceeds the exercise price of the related Option. A Tandem SAR shall expire no later than, and is exercisable and transferable subject to the conditions of, the related Option. In no event may a Tandem SAR be exercised sooner than six months from the date of grant (except in the case of death or disability).

     If a Tandem SAR is exercised, it will reduce correspondingly the number of shares of Common Stock represented by the related Option, and exercise of the related Option will similarly reduce the number of shares represented by the Tandem SAR. The Committee retains sole discretion to approve or disapprove an optionee's election to receive cash to the extent required by Exchange Act Rule 16b-3 or the terms of the particular Agreement.

Restricted Stock

     The Incentive Plan permits the award of shares of restricted stock ("Restricted Stock"). However, no more than one-third of the shares authorized to be issued under the Incentive Plan may be granted as Restricted Stock. Restricted Stock may not be disposed of by the recipient until certain restrictions established by the Committee lapse. Recipients of Restricted Stock are not required to provide consideration other than the rendering of services. The recipient shall have, with respect to the Restricted Stock, all the rights of a stockholder of the Company, including the right to vote the shares, and the right to receive any cash dividends on the shares. Upon termination of employment during the period of restriction for reasons other than death, disability or retirement, all Restricted Stock will be forfeited subject to such exceptions, if any, as are authorized by the Committee and set forth in the Agreement. In all events other than death or disability of the recipient, the applicable period of restriction may not be less than six months.

Shares subject to the Incentive Plan

     Up to 500,000 shares of Common Stock may be issued under the Incentive Plan. Except as set forth below, shares of Common Stock issued in connection with the exercise of, or as other payment for an Award, will be charged against the total number of shares issuable under the Incentive Plan. If any Award granted (for which no material benefits of ownership have been received, including dividends), with respect to a Tandem SAR, terminates, expires, or lapses for any reason other than as a result of being exercised (other than by exercise of a related Option), or if shares issued (for which no material benefits of ownership have been received, including dividends) pursuant to an Award are forfeited, Common Stock subject to such Award will be available for further Awards.

     In order to reflect such events as stock dividends, stock splits, recapitalizations, mergers, consolidations, or reorganizations by the Company, the Committee will adjust the number of shares subject to each outstanding Award, the exercise price, and the aggregate number of shares from which grants or awards may be made.

Change in Control

     In order to maintain all the participants' rights in the event of a Change in Control of the Company (as that term is defined in the Incentive Plan), the Committee, as constituted before such Change in Control, may take in its sole discretion any one or more of the following actions either at the time an Award is made or any time thereafter: (i) provide for the acceleration of any time periods relating to the exercise or realization of any such Award so that such Award may be exercised or realized in full on or before a date initially fixed by the Committee; (ii) provide for the purchase or settlement of any such Award by the Company, upon the participant's request, for an amount of cash equal to the amount which could have been obtained upon the exercise of such Award or realization of such participant's rights had such Award been currently exercisable or payable; (iii) make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such Change in Control; or (iv) cause any such Award then outstanding to be assumed, or new rights substituted therefore, by the acquiring or surviving corporation in such Change in Control.

Certain Federal Income Tax Consequences

     Incentive Stock Options. An optionee will not recognize income on the grant of an ISO, and an optionee generally will not recognize income on the exercise of an ISO, except as described in the following paragraph. Under these circumstances, no deduction will be allowable to the Company in connection with either the grant of such Options or the issuance of shares upon exercise thereof.

     However, if the exercise of an ISO occurs more than three months after the optionee ceased to be an employee for reasons other than death or disability (or more than one year thereafter if the optionee ceased to be an employee by reason of permanent and total disability), the exercise will not be treated as the exercise of an ISO, and the optionee will be taxed in the same manner as on the exercise of a NQSO, as described below. For the Option to qualify as an ISO upon the optionee's death, the optionee must have been employed at the Company for at least three months before his or her death.

     To the extent the aggregate fair market value (determined at the time the Options are granted) of shares subject to an ISO that become exercisable for the first time by any optionee in a calendar year exceeds $100,000, the Options will not be treated as ISOs, and the optionee will be taxed upon exercise of those excess Options in the same manner as on the exercise of a NQSO, as described below.

     Gain or loss from the sale or exchange of shares acquired upon exercise of an ISO generally will be treated as capital gain or loss. If, however, shares acquired pursuant to the exercise of an ISO are disposed of within two years after the Option was granted or within one year after the shares were transferred pursuant to the exercise of the Option, the optionee generally will recognize ordinary income at the time of the disposition equal to the excess over the exercise price of the lesser of the amount realized or the fair market value of the shares at the time of exercise (or, in certain circumstances, at the time such shares became either transferable or not subject to a substantial risk of forfeiture). If an optionee recognizes ordinary income as a result of a disposition as described in this paragraph, the Company will be entitled to a deduction of the same amount. The exercise of an ISO may result in a tax to the optionee under the alternative minimum tax because as a general rule the excess of the fair market value of stock received on the exercise of an ISO over the exercise price is defined as an item of "tax preference" for purposes of determining alternative minimum taxable income.

           Non-qualified Options and Tandem SARs. A participant will not recognize income on the grant of a NQSO or a Tandem SAR, but generally will recognize income upon the exercise of a NQSO or a Tandem SAR. The amount of income recognized upon the exercise of a NQSO will be measured by the excess, if any, of the fair market value of the shares at the time of exercise over the exercise price, provided that the shares are either transferable or not subject to a substantial risk of forfeiture. The amount of income recognized upon the exercise of a Tandem SAR will be equal to the amount of cash received and the fair market value of any shares received at the time of exercise, provided the shares issued are either transferable or not subject to a substantial risk of forfeiture, plus the amount of any taxes withheld.

     If shares received on the exercise of a NQSO or a Tandem SAR are nontransferable and subject to a substantial risk of forfeiture then, unless the optionee elects to recognize income at the time of receipt of such shares, the optionee will not recognize ordinary income until the shares become either transferable or are not subject to a substantial risk of forfeiture. For these purposes, shares will be treated as nontransferable and subject to a substantial risk of forfeiture for as long as the sale of the shares at a profit could subject the optionee to suit under Section 16(b) of the Exchange Act. In the circumstances described in this paragraph, the amount of income recognized is measured with respect to the fair market value of the shares at the time the income is recognized.

     In the case of ordinary income recognized by an optionee as described above in connection with the exercise of a NQSO or a Tandem SAR, the Company will be entitled to a deduction in the amount of ordinary income so recognized by the optionee.

     Restricted Stock. A recipient of Restricted Stock is not required to include the value of such shares in ordinary income until the first time his rights in the shares are transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier, unless he elects to be taxed on receipt of the shares. With respect to Awards granted under the Incentive Plan that are settled either in cash or in stock or other property that is either transferable or not subject to substantial risk of forfeiture, the recipient will recognize ordinary income at the time of receipt of the cash, stock, or other property. In the circumstances described in this paragraph, the amount of such income will be equal to the amount of cash received, or the excess of the fair market value of the shares or other property received at the time the income is recognized over the amount (if any) paid for the shares or other property. The Company will be entitled to a deduction in the amount of the ordinary income recognized by the recipient for the employer's taxable year which includes the last day of the recipient's taxable year in which he recognizes such income.

     General. The rules governing the tax treatment of Awards that may be granted under the Incentive Plan are quite technical, so that the above description of the tax consequences is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are, of course, subject to change, as are their interpretations, and their application may vary in individual circumstances. Section 162(m) of the Code places certain limitations on the Company's ability to deduct compensation paid to its executive officers under certain circumstances, including compensation which may be payable pursuant to the Incentive Plan.

Accounting Treatment

     Under current accounting principles, neither the grant nor the exercise of a stock option with an exercise price not less than the fair market value of the Common Stock at the date of grant would require a charge against earnings.

     The Tandem SARs will require a charge to earnings of the Company in an amount equal to the difference between the current market value of the Common Stock and the exercise price. Depending upon the specific provisions of any Restricted Stock granted, a charge to earnings representing the value of the benefit conferred may be required. Under certain circumstances, this charge may be spread over any period of restriction applicable to such an Award.

Effective Date

     If approved by the shareholders, the Incentive Plan will be treated as amended effective as of April 18, 2000.


Vote Required

     The affirmative vote of the holders of a majority of the Common Stock represented in person or by proxy voting at the Annual Meeting, assuming a quorum is present, is required to ratify and approve the Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 2 TO APPROVE THE AMENDMENT OF THE 1994 INCENTIVE STOCK PLAN.


                                 PROPOSAL THREE
          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors, subject to ratification by the shareholders, has appointed Yount, Hyde & Barbour, P.C. as independent public accountants for the current fiscal year ending December 31, 2000.

     A representative of Yount, Hyde & Barbour, P.C. will be present at the Annual Meeting and will be given the opportunity to make a statement and respond to appropriate questions from the shareholders. Unless marked to the contrary, the shares represented by the enclosed proxy card, if executed and returned, will be voted FOR the ratification of the appointment of Yount, Hyde & Barbour, P.C. as the independent public accountants of the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF YOUNT, HYDE & BARBOUR, P.C. AS INDEPENDENT PUBLIC ACCOUNTANTS.


                                 OTHER BUSINESS

     As of the date of this Proxy Statement, management of the Company has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy intend to vote such proxy, to the extent entitled, in accordance with their best judgment.

                  SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

     Proposals of shareholders intended to be presented at the 2001 Annual Meeting must be received by the Company no later than November 8, 2000. Under applicable law, the Board of Directors need not include an otherwise appropriate shareholder proposal (including any shareholder nominations for director candidates) in its proxy statement or form of proxy for that meeting unless the proposal is received by the Company's Secretary, at the Company's principal office in West Point, Virginia, on or before the date set forth above.

                                         By Order of the Board of Directors

                                         /s/ Gari B. Sullivan
                                         --------------------
                                         Gari B. Sullivan
                                         Secretary

West Point, Virginia
March 20, 2000

A copy of the Company's Annual Report on Form 10-K Report (including exhibits) as filed with the Securities and Exchange Commission for the year ended December 31, 1999, will be furnished without charge to shareholders upon written request directed to the Company's Secretary as set forth on the first page of this Proxy Statement.

                           C&F FINANCIAL CORPORATION
          This Proxy is solicited on behalf of the Board of Directors

   The undersigned hereby appoints Larry G. Dillon and James H. Hudson III, jointly and severally as proxies, with full power to act alone, and with full power of substitution to represent the undersigned, and to vote all shares of the Company standing in the name of the undersigned as of February 18, 2000, at the annual meeting of shareholders to be held Tuesday, April 18, 2000 - 3:30 p.m. at the Father van den Boogaard Center, 3510 King William Avenue, West Point, Virginia, or any adjournments thereof, on each of the following matters. This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted FOR each proposal and on other matters at the discretion of the proxy agents.

A [X] Please mark           [  ] FOR all nominees   [ ] WITHHELD from all
your votes as in            (except as marked to    nominees
this example.               the contrary below.)

1. To elect two Class I directors to serve until the 2003 Annual Meeting of Shareholders, or until their successors are elected and qualified, as instructed below.
Nominees: Larry G. Dillon
          James H. Hudson III
  (INSTRUCTIONS: To withhold vote for any nominee(s), write that nominee(s) name on the space provided below.)

           --------------------------------------------------------

                        (continued on the reverse side)


                Please Detach and Mail in the Envelope Provided

                       (continued from the reverse side)

2.  Proposal to approve the Amendment of the Company's 1994 Incentive Stock
    Plan.
                        [ ] FOR[  ] AGAINST [ ] ABSTAIN
3. Proposal to ratify the appointment of Yount, Hyde & Barbour, P.C. as independent public accountants of the Company for 2000.

                        [ ] FOR[  ] AGAINST [ ] ABSTAIN
4.The transaction of any other business as may properly come before the Annual
 Meeting presently knows of no other business to be presented at the Annual Meeting.
Meeting Attendance

I plan to attend the annual meeting on Tuesday, April 18th, 2000 at the location printed on the back. I will also note the number of attendees

[ ] Will Attend Meeting [ ] Will not Attend Meeting
  Number of Attendees _______
                                          Dated: ________________________, 2000

                                          _____________________________________
                                          Signature

                                          _____________________________________
                                          Signature

                                          NOTE: Please sign your name(s) ex-
                                          actly as shown imprinted hereon.
                                          When shares are held by joint ten-
                                          ants, both should sign. When signing
                                          as attorney, executor, administra-
                                          tor, trustee, or guardian, please
                                          give full title as such. If a corpo-
                                          ration, please sign full corporate
                                          name by President or other autho-
                                          rized officer. If a partnership,
                                          please sign in partnership name by
                                          authorized person.